News Release

Unisys Announces 3Q19 Results; Revenue Growth and Margin Expansion Continue; Company Increases Full-Year Non-GAAP Adjusted Revenue Guidance

•Total revenue grew 10.1% year over year (11.8% on a constant-currency(1) basis)
◦Total non-GAAP adjusted revenue(3) grew 9.6% year over year, representing the sixth-consecutive quarter of year-over-year growth
•Operating profit margin expanded 130 basis points year over year to 9.4%
◦Non-GAAP operating profit(4) margin expanded 100 basis points year over year to 8.7%
•EPS was a loss of $0.23 per share relative to a gain of $0.12 per share in the prior-year period (current period includes a $20.2 million or $0.35 per share charge related to the convertible note transaction)
◦Non-GAAP diluted EPS(10) was up 25.6% year over year to $0.49 per share
•Operating cash flow grew $33.2 million year over year to $17.7 million
◦Adjusted free cash flow(12) grew $41.9 million year over year to $35.5 million
•Company increases full-year 2019 non-GAAP adjusted revenue guidance from 2 to 5%, to 3 to 7% year-over-year growth and reaffirms full-year guidance for non-GAAP operating profit margin and adjusted EBITDA margin

BLUE BELL, Pa., October 29, 2019 – Unisys Corporation (NYSE: UIS) today reported third-quarter 2019 financial results, increased full-year non-GAAP adjusted revenue guidance from 2 to 5% year-over-year growth, to 3 to 7% year-over-year growth and reaffirmed full-year guidance for non-GAAP operating profit margin and adjusted EBITDA margin. “We are pleased to see continued revenue growth and margin expansion for the company overall this quarter,” said Unisys Chairman and CEO Peter A. Altabef. “Our U.S. Federal business saw strong revenue growth, and our Enterprise Solutions business helped drive our profitability expansion year over year.”

Third-Quarter Highlights

	Revenue Growth				Profitability
	Revenue Growth	Services Revenue Growth	Technology Revenue Growth		Operating Profit Margin		Net Income Margin		Adj. EBITDA Margin		Diluted EPS
GAAP	10.1%	8.0%	25.2%	GAAP	9.4%		(1.7)%				$(0.23)
Constant-Currency (GAAP)	11.8%	9.9%	26.0%	YoY Change	130	bps	(260)	bps			N/A
Non-GAAP	9.6%	7.4%		Non-GAAP	8.7%		4.3%		14.1%		$0.49
				YoY Change	100	bps	80	bps	10	bps	25.6%
U.S. Federal Sector	53.6%

Summary of Third-Quarter 2019 Business Results
Company:
Third-quarter 2019 revenue grew 10.1% year over year to $757.6 million versus $688.3 million in the prior-year period (11.8% growth on a constant-currency basis). Non-GAAP adjusted revenue grew 9.6% to $750.8 million, representing the sixth-consecutive quarter of year-over-year non-GAAP adjusted revenue growth. U.S. Federal sector revenue grew 53.6% year over year, the highest quarterly rate in over 15 years.

Operating profit margin in the third quarter expanded 130 basis points year over year to 9.4%, versus 8.1% in the prior-year period. Non-GAAP operating profit margin expanded 100 basis points year over year to 8.7%.

Net loss for the third quarter 2019 was $13.2 million versus net income of $6.1 million in the prior-year period (current period includes a $20.2 million charge related to the convertible note transaction). As a result of this charge, which had a $0.35 per share impact, the loss per share was $0.23, compared to earnings per share of $0.12 in the prior-year period. Non-GAAP diluted earnings per share was up 25.6% year over year to $0.49 per share versus $0.39 per share in the prior-year period.

Adjusted EBITDA(9) increased 10.5% year over year to $106.2 million. Net income margin was (1.7)%, compared to 0.9% in the prior-year period, with the year-over-year decline due to the charge related to the convertible note transaction. Adjusted EBITDA margin expanded 10 basis points year over year to 14.1%, versus 14.0% in the prior-year period.

Operating cash flow in the third quarter was up $33.2 million year over year to $17.7 million, versus a use of cash of $15.5 million in the prior-year period. Free cash flow(11) was up $48.9 million year over year to $(14.3) million, compared to $(63.2) million in the prior-year period. Adjusted free cash flow was up $41.9 million year over year to $35.5 million, versus a use of cash of $6.4 million in the prior-year period. At September 30, 2019, the company had $425.4 million in cash and cash equivalents.

Services:
Services revenue grew 8.0% year over year in the third quarter (or 9.9% in constant-currency) to $654.1 million, representing the sixth-consecutive quarter of year-over-year growth for the segment. Services non-GAAP adjusted revenue grew 7.4% year over year to $647.3 million. Services gross profit margin was up 170 basis points year over year to 17.6%, and Services operating profit margin was up 240 basis points year over year to 5.5%. Non-GAAP adjusted Services gross profit(5) margin was up 140 basis points year over year to 16.8%, and non-GAAP adjusted Services operating profit(6) margin was up 190 basis points year over year to 4.5%. Services backlog(2) was $4.2 billion, relative to $4.9 billion in the prior-year period. The growth rate in the prior-year period represented the highest growth in this metric since 1999. Inclusive of the unfunded portion of U.S. Federal Services backlog, Services backlog was up year over year.

Technology:
Technology revenue was up 25.2% year over year to $103.5 million (up 26.0% in constant currency). During the quarter, there was a large Technology contract in the U.S. Federal sector that had a significant third-party component, which impacted margins for the segment. As a result, Technology gross profit margin was 51.1% compared to 62.4% in the prior-year period, while Technology operating profit margin was 33.0% versus 39.7% in the prior-year period. There were no non-GAAP adjustments in the Technology segment in the current or prior-year quarter.

Select Third-Quarter Contract Signings:
In the third quarter, the company entered into several contracts in each of its sectors including the following:
• U.S. Federal: In the third quarter, U.S. Defense Information Systems Agency (DISA), the agency that provides enterprise IT supporting the full spectrum of military operations, selected Unisys for the 4th Estate Global Service Center contract to optimize, modernize and consolidate service desk and field services for U.S. Department of Defense agencies in the U.S. and overseas. Under the contract, Unisys will deliver capabilities of its InteliServe™ platform of service desk managed services. The contract, worth up to $214 million, will serve 19 of the Defense Department’s “4th Estate” organizations, a group of agencies and field activities that reside outside of the military branches and provide support functions critical to military services.
• Public: The Queensland Department of Transport and Main Roads (TMR) in Australia has expanded its contract with Unisys to provide facial image processing technology and services for the state’s smart card driver license. Unisys will provide TMR’s new Facial Signature Image Processing system based on the Unisys Stealth(identity)™ multi-factor identity management and authentication solution. Stealth(identity) automates the process of biometric enrollment – capturing biometric data used to authenticate identities – and provides configurable application programming interfaces to integrate biometric authentication across physical and digital channels, including mobile devices.

• Commercial: Unisys signed a contract in the third quarter to help MAB Kargo Sdn Bhd (MASkargo), the cargo division of Malaysia Airlines, expand its range of cargo booking options with a new online booking service allowing all types of customers to conveniently access the airline's cargo services, anytime and anywhere, via the airline's website. Unisys will provide Digi-Connect systems integration services to link the airline's website to the core Unisys Digistics™ air cargo digital logistics management solution. This will enable real-time access to MASkargo's cargo capacity, rates and tracking via XML/API connectivity to ensure an omnichannel experience regardless of which online method is used.
• Financial Services: Bancolombia signed a contract with Unisys, including using our InteliServe™ offering, to provide a wide range of secure digital workplace services, help desk and field services.

Conference Call
Unisys will hold a conference call today at 5:00 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(2) Services Backlog – Services Backlog is the balance of contracted services revenue not yet recognized, including only the funded portion of services contracts with the U.S. Federal government.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement, debt exchange and cost-reduction and other expenses. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(3) Non-GAAP adjusted revenue – In 2018 and 2019, the company’s non-GAAP results reflect adjustments to exclude certain revenue. In 2018, this includes revenue from software license extensions and renewals which were contracted for in 2017 and properly recorded as revenue at that time under the revenue recognition rules then in effect (ASC 605). Upon adoption of the new revenue recognition rules (ASC 606) on January 1, 2018, and since the company adopted ASC 606 under the modified retrospective method whereby prior periods were not restated, the company was required to include $53 million in the cumulative effect adjustment to retained earnings on January 1, 2018. ASC 606 requires revenue related to software license renewals or extensions to be recorded when the new license term begins, which in the case of the $53 million was January 1, 2018. The company has excluded revenue and related profit for these software licenses in its non-GAAP results since it has been previously reported in 2017. This is a one-time adjustment and it will not reoccur in future periods. Additionally, the company’s non-GAAP results include adjustments to exclude certain revenue and related profit relating to reimbursements from the company’s check-processing JV partners for restructuring expenses included as part of the company’s restructuring program.

(4) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities, debt exchange and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. During 2018 and 2019, the company included the non-GAAP adjustments discussed in (3) herein.

(5) Non-GAAP adjusted Services gross profit – During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(6) Non-GAAP adjusted Services operating profit – During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(7) Non-GAAP adjusted Technology gross profit – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (3) herein.

(8) Non-GAAP adjusted Technology operating profit – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (3) herein.

(9) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement, debt exchange, and cost-reduction and other expenses, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(10) Non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with debt exchange and cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(11) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(12)Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global information technology company that builds high-performance, security-centric solutions for the most demanding businesses and governments on Earth. Unisys offerings include security software and services; digital transformation and workplace services; industry applications and services; and innovative software operating environments for high-intensity enterprise computing. For more information on how Unisys builds better outcomes securely for its clients across the Government, Financial Services and Commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that all options of the contracts (Federal only) included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to improve revenue and margins in our services business; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; our ability to access financing markets; our ability to maintain our installed base and sell new solutions; the potential adverse effects of aggressive competition in the information services and technology marketplace; cybersecurity breaches could result in significant costs and could harm our business and reputation; the potential adverse effects of a U.S. Federal government shutdown; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; the business and financial risk in implementing future acquisitions or dispositions; the impact of Brexit could adversely affect the company’s operations in the United Kingdom as well as the funded status of the company’s U.K. pension plans; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; contracts with U.S. governmental agencies may subject us to audits, criminal penalties, sanctions and other expenses and fines; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the performance and capabilities of third parties with whom we have commercial relationships; an involuntary termination of the company’s U.S. qualified defined benefit pension plans; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###
RELEASE NO.: 1029/9721

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Services	$654.1	$605.6	$1,919.6	$1,760.8
Technology	103.5	82.7	287.6	303.3
	757.6	688.3	2,207.2	2,064.1
Costs and expenses
Cost of revenue:
Services	536.1	504.9	1,582.8	1,460.0
Technology	49.1	29.6	108.2	96.2
	585.2	534.5	1,691.0	1,556.2
Selling, general and administrative	95.6	90.9	293.3	274.5
Research and development	5.9	7.1	22.1	21.8
	686.7	632.5	2,006.4	1,852.5
Operating profit	70.9	55.8	200.8	211.6
Interest expense	15.2	15.9	46.9	48.2
Other income (expense), net	(49.2)	(17.7)	(108.5)	(58.3)
Income before income taxes	6.5	22.2	45.4	105.1
Provision for income taxes	15.9	15.2	41.8	50.4
Consolidated net income (loss)	(9.4)	7.0	3.6	54.7
Net income attributable to noncontrolling interests	3.8	0.9	10.0	4.2
Net income (loss) attributable to Unisys Corporation common shareholders	$(13.2)	$6.1	$(6.4)	$50.5
Earnings (loss) per share attributable to Unisys Corporation
Basic	$(0.23)	$0.12	$(0.12)	$0.99
Diluted	$(0.23)	$0.12	$(0.12)	$0.89
Shares used in the per share computations (in thousands):
Basic	58,245	51,021	53,815	50,918
Diluted	58,245	51,718	53,815	73,265

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended September 30, 2019
Customer revenue	$757.6	$—	$654.1	$103.5
Intersegment	—	(2.3)	—	2.3
Total revenue	$757.6	$(2.3)	$654.1	$105.8
Gross profit percent	22.8%		17.6%	51.1%
Operating profit percent	9.4%		5.5%	33.0%
Three Months Ended September 30, 2018
Customer revenue	$688.3	$—	$605.6	$82.7
Intersegment	—	(4.3)	—	4.3
Total revenue	$688.3	$(4.3)	$605.6	$87.0
Gross profit percent	22.3%		15.9%	62.4%
Operating profit percent	8.1%		3.1%	39.7%

	Total	Eliminations	Services	Technology
Nine Months Ended September 30, 2019
Customer revenue	$2,207.2	$—	$1,919.6	$287.6
Intersegment	—	(6.8)	—	6.8
Total revenue	$2,207.2	$(6.8)	$1,919.6	$294.4
Gross profit percent	23.4%		17.0%	60.9%
Operating profit percent	9.1%		4.7%	40.6%
Nine Months Ended September 30, 2018
Customer revenue	$2,064.1	$—	$1,760.8	$303.3
Intersegment	—	(18.3)	—	18.3
Total revenue	$2,064.1	$(18.3)	$1,760.8	$321.6
Gross profit percent	24.6%		16.3%	66.7%
Operating profit percent	10.3%		3.1%	48.1%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$425.4	$605.0
Accounts receivable, net	504.4	509.2
Contract assets	38.3	29.7
Inventories:
Parts and finished equipment	15.0	14.0
Work in process and materials	13.2	13.3
Prepaid expenses and other current assets	122.7	130.2
Total current assets	1,119.0	1,301.4
Properties	799.0	800.2
Less-Accumulated depreciation and amortization	676.6	678.9
Properties, net	122.4	121.3
Outsourcing assets, net	208.3	216.4
Marketable software, net	183.3	162.1
Operating lease right-of-use assets	126.8	—
Prepaid postretirement assets	150.4	147.6
Deferred income taxes	102.0	109.3
Goodwill	176.2	177.8
Restricted cash	7.9	19.1
Other long-term assets	209.5	202.6
Total assets	$2,405.8	$2,457.6
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$13.4	$10.0
Accounts payable	240.6	268.9
Deferred revenue	236.0	294.4
Other accrued liabilities	362.9	350.0
Total current liabilities	852.9	923.3
Long-term debt	563.6	642.8
Long-term postretirement liabilities	1,830.5	1,956.5
Long-term deferred revenue	142.4	157.2
Long-term operating lease liabilities	83.8	—
Other long-term liabilities	50.0	77.4
Commitments and contingencies
Total deficit	(1,117.4)	(1,299.6)
Total liabilities and deficit	$2,405.8	$2,457.6

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Consolidated net income	$3.6	$54.7
Adjustments to reconcile consolidated net income to net cash used for operating activities:
Foreign currency transaction losses	7.2	1.1
Non-cash interest expense	7.5	7.8
Loss on debt exchange	20.2	—
Employee stock compensation	10.1	10.0
Depreciation and amortization of properties	26.7	31.2
Depreciation and amortization of outsourcing assets	47.3	48.7
Amortization of marketable software	35.0	42.8
Other non-cash operating activities	(0.8)	(2.6)
Loss on disposal of capital assets	1.3	0.6
Gain on sale of properties	—	(7.3)
Postretirement contributions	(82.3)	(124.5)
Postretirement expense	71.5	58.2
Decrease in deferred income taxes, net	1.0	9.3
Changes in operating assets and liabilities:
Receivables, net	(17.4)	(69.3)
Inventories	(1.7)	(1.3)
Accounts payable and other accrued liabilities	(173.4)	(144.1)
Other liabilities	33.1	(1.5)
Other assets	9.3	8.8
Net cash used for operating activities	(1.8)	(77.4)
Cash flows from investing activities
Proceeds from investments	2,824.9	2,889.3
Purchases of investments	(2,835.8)	(2,892.4)
Investment in marketable software	(56.2)	(61.7)
Capital additions of properties	(29.1)	(25.0)
Capital additions of outsourcing assets	(44.4)	(54.4)
Net proceeds from sale of properties	(0.2)	19.2
Other	(0.9)	(0.9)
Net cash used for investing activities	(141.7)	(125.9)
Cash flows from financing activities
Cash paid in connection with debt exchange	(56.3)	—
Proceeds from capped call transactions	7.2	—
Proceeds from issuance of long-term debt	28.6	—
Payments of long-term debt	(12.2)	(2.0)
Financing fees	—	(0.2)
Other	(4.6)	(2.2)
Net cash used for financing activities	(37.3)	(4.4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10.0)	(22.5)
Decrease in cash, cash equivalents and restricted cash	(190.8)	(230.2)
Cash, cash equivalents and restricted cash, beginning of period	624.1	764.1
Cash, cash equivalents and restricted cash, end of period	$433.3	$533.9

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2019	2018	2019	2018
GAAP net income (loss) attributable to Unisys Corporation common shareholders		$(13.2)	$6.1	$(6.4)	$50.5

Topic 606 adjustment:	pretax	—	—	—	(53.0)
	tax	—	—	—	5.3
	net of tax	—	—	—	(47.7)

Postretirement expense:	pretax	24.4	19.7	71.5	58.2
	tax	0.1	0.3	0.2	0.8
	net of tax	24.5	20.0	71.7	59.0

Debt exchange, cost reduction and other expenses:	pretax	18.4	(4.0)	29.0	(6.2)
	tax	(0.8)	0.1	(1.8)	0.2
	net of tax	17.6	(3.9)	27.2	(6.0)
	minority interest	3.4	1.5	6.6	1.5
	net of minority interest	21.0	(2.4)	33.8	(4.5)

Non-GAAP net income attributable to Unisys Corporation common shareholders		32.3	23.7	99.1	57.3

Add interest expense on convertible notes		3.2	4.9	13.2	14.6

Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$35.5	$28.6	$112.3	$71.9

Weighted average shares (thousands)		58,245	51,021	53,815	50,918

Plus incremental shares from assumed conversion:
	Employee stock plans	341	697	395	479
	Convertible notes	13,951	21,868	19,229	21,868

Non-GAAP adjusted weighted average shares		72,537	73,586	73,439	73,265

Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share		$(13.2)	$6.1	$(6.4)	$65.1

Divided by adjusted weighted average shares		58,245	51,718	53,815	73,265

GAAP diluted earnings (loss) per share		$(0.23)	$0.12	$(0.12)	$0.89

Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$35.5	$28.6	$112.3	$71.9

Divided by Non-GAAP adjusted weighted average shares		72,537	73,586	73,439	73,265

Non-GAAP diluted earnings per share		$0.49	$0.39	$1.53	$0.98

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash provided by (used for) operations	$17.7	$(15.5)	$(1.8)	$(77.4)
Additions to marketable software	(19.0)	(20.6)	(56.2)	(61.7)
Additions to properties	(8.3)	(15.1)	(29.1)	(25.0)
Additions to outsourcing assets	(4.7)	(12.0)	(44.4)	(54.4)
Free cash flow	(14.3)	(63.2)	(131.5)	(218.5)
Postretirement funding	34.6	51.6	82.3	124.5
Cost reduction and other payments, net of reimbursements	15.2	5.2	37.1	32.2
Adjusted free cash flow	$35.5	$(6.4)	$(12.1)	$(61.8)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) attributable to Unisys Corporation common shareholders	$(13.2)	$6.1	$(6.4)	$50.5
Net income attributable to noncontrolling interests	3.8	0.9	10.0	4.2
Interest expense, net of interest income of $2.8, $2.7, $8.6, $9.0 respectively*	12.4	13.2	38.3	39.2
Provision for income taxes	15.9	15.2	41.8	50.4
Depreciation	24.5	26.4	74.0	79.9
Amortization	13.4	14.2	35.0	42.8
EBITDA	$56.8	$76.0	$192.7	$267.0

Topic 606 adjustment	$—	$—	$—	$(53.0)
Postretirement expense	24.4	19.7	71.5	58.2
Debt exchange, cost reduction and other expenses**	18.4	(4.0)	27.9	(6.2)
Non-cash share based expense	2.8	2.7	10.1	10.0
Other (income) expense adjustment***	3.8	1.7	14.9	12.0
Adjusted EBITDA	$106.2	$96.1	$317.1	$288.0

*Included in other (income) expense, net on the consolidated statements of income
**Reduced for depreciation and amortization included above
***Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in debt exchange, cost reduction and other expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$757.6	$688.3	$2,207.2	$2,064.1
Non-GAAP revenue	$750.8	$685.2	$2,191.9	$2,008.0
Net income as a percentage of revenue	(1.7)%	0.9%	(0.3)%	2.4%
Non-GAAP net income as a percentage of Non-GAAP revenue	4.3%	3.5%	4.5%	2.9%
Adjusted EBITDA as a percentage of Non-GAAP revenue	14.1%	14.0%	14.5%	14.3%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Nine Months Ended
Services Segment	September 30,		September 30,
	2019	2018	2019	2018
GAAP total revenue	$654.1	$605.6	$1,919.6	$1,760.8
Restructuring reimbursement	(6.8)	(3.1)	(15.3)	(3.1)
Non-GAAP revenue	$647.3	$602.5	$1,904.3	$1,757.7

GAAP gross margin	$115.4	$96.1	$325.9	$286.9
Restructuring reimbursement	(6.8)	(3.1)	(15.3)	(3.1)
Non-GAAP gross margin	$108.6	$93.0	$310.6	$283.8

GAAP operating profit	$36.1	$18.6	$90.5	$54.3
Restructuring reimbursement	(6.8)	(3.1)	(15.3)	(3.1)
Non-GAAP operating profit	$29.3	$15.5	$75.2	$51.2

GAAP gross margin %	17.6%	15.9%	17.0%	16.3%
Non-GAAP gross margin %	16.8%	15.4%	16.3%	16.1%
GAAP operating profit %	5.5%	3.1%	4.7%	3.1%
Non-GAAP operating profit %	4.5%	2.6%	3.9%	2.9%

	Three Months Ended		Nine Months Ended
Technology Segment	September 30,		September 30,
	2019	2018	2019	2018
GAAP total revenue	$105.8	$87.0	$294.4	$321.6
Topic 606 adjustment	—	—	—	(53.0)
Non-GAAP revenue	$105.8	$87.0	$294.4	$268.6

GAAP gross margin	$54.1	$54.3	$179.4	$214.4
Topic 606 adjustment	—	—	—	(53.0)
Non-GAAP gross margin	$54.1	$54.3	$179.4	$161.4

GAAP operating profit	$34.9	$34.5	$119.4	$154.7
Topic 606 adjustment	—	—	—	(53.0)
Non-GAAP operating profit	$34.9	$34.5	$119.4	$101.7

GAAP gross margin %	51.1%	62.4%	60.9%	66.7%
Non-GAAP gross margin %	51.1%	62.4%	60.9%	60.1%
GAAP operating profit %	33.0%	39.7%	40.6%	48.1%
Non-GAAP operating profit %	33.0%	39.7%	40.6%	37.9%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Nine Months Ended
Total Unisys	September 30,		September 30,
	2019	2018	2019	2018
GAAP total revenue	$757.6	$688.3	$2,207.2	$2,064.1
Topic 606 adjustment	—	—	—	(53.0)
Restructuring reimbursement	(6.8)	(3.1)	(15.3)	(3.1)
Non-GAAP revenue	$750.8	$685.2	$2,191.9	$2,008.0

GAAP gross margin	$172.4	$153.8	$516.2	$507.9
Topic 606 adjustment	—	—	—	(53.0)
Restructuring reimbursement	(6.8)	(3.1)	(15.3)	(3.1)
Cost reduction expense	(1.9)	(0.7)	(6.7)	(4.2)
Non-GAAP gross margin	$163.7	$150.0	$494.2	$447.6

GAAP operating profit	$70.9	$55.8	$200.8	$211.6
Topic 606 adjustment	—	—	—	(53.0)
Restructuring reimbursement	(6.8)	(3.1)	(15.3)	(3.1)
Postretirement expense	0.9	1.0	2.5	2.9
Cost reduction and other expense	0.5	(0.9)	11.1	(3.1)
Non-GAAP operating profit	$65.5	$52.8	$199.1	$155.3

GAAP gross margin %	22.8%	22.3%	23.4%	24.6%
Non-GAAP gross margin %	21.8%	21.9%	22.5%	22.3%
GAAP operating profit %	9.4%	8.1%	9.1%	10.3%
Non-GAAP operating profit %	8.7%	7.7%	9.1%	7.7%